UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 13, 2016, each of Julie Anne Smith, Michael P. Smith, David A. Happel, Krishna R. Polu, M.D. and Ashley C. Gould entered into transition services agreements (the “Transition Services Agreements”) with Raptor Pharmaceutical Corp. (the “Company”) that generally provide for transaction bonus payments at the closing of the merger (the “Closing”) with Horizon Pharma Public Limited Company (“Parent”) subject to continued service through such date and requires additional transition services to the Company following the Closing in order to earn post-Closing retention bonuses, as described more fully below. The Transition Services Agreements provide for transaction bonuses in the amounts of $1,490,720, $150,000, and $957,083 payable to Ms. Smith, Mr. Polu and Ms. Gould at the Closing subject to continued service through such date, or an earlier termination without Cause or Good Reason resignation (as defined therein). The transaction bonuses for Mses. Smith and Gould consist of an amount intended as a transaction bonus for their pre-Closing services in facilitating the merger ($50,000 for Ms. Smith and $250,000 for Ms. Gould) plus an additional amount ($1,440,720 for Ms. Smith and $707,083 for Ms. Gould) intended to approximate a “golden parachute” Section 4999 excise tax gross-up payment. The Transition Services Agreements also provide for additional post-Closing retention payments of $328,000, $115,000, $128,000, $125,000 and $130,000 payable to Ms. Smith, Mr. Smith, Mr. Happel, Dr. Polu and Ms. Gould, respectively, subject to their continued employment through December 31, 2016 or an earlier termination without Cause. Mr. Happel is also entitled to receive an additional 2017 retention payment of $335,000 subject to his continued employment from December 31, 2016 through May 15, 2017 or if earlier terminated without Cause. The Transition Services Agreements provide that each executive officer will be entitled to an excise tax gross-up if terminated by Parent for reasons other than Cause following the Closing and prior to the scheduled expiration for his or her transition services period. No excise tax gross-up will be payable to any executive in the event of any termination of employment for Cause, or due to the executive’s resignation, death or disability at any time, or any termination following the expiration of the transition services period, whether with or without Cause.

In addition, in order to receive the transaction and post-Closing retention bonuses described above, the Transition Services Agreements provide that in lieu of receiving a target bonus payment at Closing, each executive officer must provide transition services to the Company through December 31, 2016 (unless earlier terminated without Cause) and is eligible to receive payment of his or her 2016 year-end bonus equal to the lower of the target bonus amount, or the amount earned under the 2016 bonus plan’s pre-established bonus criteria, which will be payable as soon as practicable after December 31, 2016 following Parent’s determination of the level of attainment of the applicable performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2016	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Julie A. Smith
	Name:	Julie A. Smith
	Title:	President and Chief Executive Officer